Malibu Boats, Inc. Announces Leadership Transition
LOUDON, Tenn., November 29, 2024 (Globe Newswire) – Malibu Boats, Inc. (Nasdaq: MBUU) announced today that Ritchie Anderson, President, will retire effective February 7, 2025. He will continue in his role as President until that date. Upon Mr. Anderson’s retirement, Steve Menneto, the Company’s Chief Executive Officer, will become President of Malibu Boats, Inc., with Donna Tallent, Senior Vice President of Operations, assuming leadership for MBI operations. Both Ms. Tallent and the Brand Presidents will report directly to Mr. Menneto, Chief Executive Officer.
Mr. Anderson’s distinguished career in the powerboat manufacturing industry spans over four decades, including 12 years with Malibu Boats. During his tenure, he served as Vice President of Operations, Chief Operating Officer, and most recently, President. Prior to joining Malibu, Mr. Anderson spent 28 years at MasterCraft Boat Company, where he held various leadership roles, including Vice President of Operations.
“Ritchie’s leadership has been instrumental in developing MBI into the industry leader it is today,” commented Mr. Menneto, Chief Executive Officer of Malibu Boats Inc. “He has built a strong, capable team of leaders and fostered a culture of operational excellence. Thanks to his dedication, the company is positioned for continued success with our deep leadership team that embodies our core values of delivering the highest quality boats in the marine industry.”
“It has been an incredible 12-year journey with Malibu,” said Mr. Anderson. “I am immensely proud of the teams and culture we have built across all the MBI companies, and it has been an honor to work alongside such passionate and dedicated individuals. Their commitment to excellence has been the foundation of MBI’s success, and I am confident that under Steve and Donna’s leadership, they will continue to drive the company forward and seize new opportunities. Reflecting on 40 years in an industry I love, I feel incredibly fortunate and look forward to starting this next chapter, transitioning into retirement, and spending more time with my family.”
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding Mr. Anderson’s planned retirement, the changes to the Company’s leadership structure upon Mr. Anderson’s retirement, and the Company’s positioning for continued success with its leadership team.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our large fixed cost base; our ability to execute our manufacturing strategy; our ability to accurately forecast demand for our products; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components; our reliance on certain suppliers for our engines and outboard motors; climate events in areas where we operate; our ability to meet our manufacturing workforce needs; our dependence on key management employees; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to enhance existing products and develop and market new or enhanced products; our ability to protect our intellectual property; compromises or disruptions to our network and information systems; risks inherent in operating in foreign jurisdictions; general economic conditions; the continued strength and positive perception of our brands; the sale of boats previously held in inventory by our former dealer, Tommy's Boats; increased consumer preference for used boats, alternative fuel-powered boats or the supply of new boats by competitors in excess of demand; the seasonality of our business; competition within our industry and with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and heightened interest rates; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to risks associated with litigation, investigation and regulatory proceedings; an impairment in the carrying value of goodwill, trade names and other long-lived assets; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our obligation to make certain payments under a tax receivable agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-

looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.
Contacts
Malibu Boats, Inc.
InvestorRelations@MalibuBoats.com